Joint Filer Information


NAME: Best Tone Holdings Limited

ADDRESS:   P.O. Box 957
           Offshore Incorporations Centre,
           Road Town, Tortola
           British Virgin Islands

DESIGNATED FILER: Best Tone Holdings Limited

ISSUER: China Shen Zhou Mining & Resources, Inc.

DATE OF EVENT REQUIRING STATEMENT: April 8, 2009


SIGNATURE:  BEST TONE HOLDINGS LIMITED


                              By:    /s/ Yeung Kwok Kuen
                                     --------------------------
                              Name:  Yeung Kwok Kuen
                              Title: Director

                             Joint Filer Information


NAME: China Mining Resources Group Limited

ADDRESS:   Room 1306, 13th Floor
           Bank of America Tower
           12 Harcourt Road
           Admiralty
           Hong Kong
           People's Republic of China

DESIGNATED FILER: Best Tone Holdings Limited

ISSUER: China Shen Zhou Mining & Resources, Inc.

DATE OF EVENT REQUIRING STATEMENT: April 8, 2009


SIGNATURE:  CHINA MINING RESOURCES GROUP LIMITED


                              By:    /s/ Yeung Kwok Kuen
                                     ----------------------
                              Name:  Yeung Kwok Kuen
                              Title: Director